Exhibit 10.1

CLAIM INVESTMENT AGREEMENT

This Claim Investment Agreement (“Agreement) is made and entered into on March 4, 2016, by and between Hillair Capital Management LLC, a Delaware limited liability company with offices at 345 Lorton Avenue, Suite 303, Burlingame, CA 94010 (“HCM”) and Pro fit Optix, Inc. a Wyoming corporation with offices at 7501 Esters Blvd., Suite 100, Irving, TX 75063 (“PFO,” or the “Corporation”). HCM and PFO shall be individually referred to as a “Party” and collectively as the “Parties.”

WHEREAS, PFO is presently a party in a lawsuit captioned VSP Labs, Inc. v Pro Fit Optix, Inc. pending in Sacramento Superior Court, Sacramento County, California, Action No. 34-2013-00153788 (the “Lawsuit”).

WHEREAS, PFO may file new claims and/or causes of actions, including claims and actions in federal and state courts, and arbitration proceedings, against VSP Labs, Inc. (“VSP”) and/or any other party that may be added or substituted. VSP and all present and future parties to the Lawsuit other than PFO shall be individually referred to as the “Defendant” and jointly referred to as the “Defendants.” Each present and/or future claim or cause of action shall be individually referred to as the “Claim” and collectively referred to as the “Claims.”

WHEREAS, the Defendants have refused to advance funds or declined payment at this time of an amount which PFO considers fair or adequate, and that it will take an undetermined amount of time to seek justice through the courts or negotiations to otherwise persuade the Defendants to pay PFO the amount to which it believes it is entitled.

WHEREAS, PFO does not have sufficient funds to continue litigation against the Defendants and has approached HCM to provide non-recourse funding to PFO for purposes of furthering its Claim.

WHEREAS, PFO seeks to raise capital to fund the litigation against the Defendants by selling interests in any Recovery (as defined in Schedule “A”, attached hereto and made a part hereof for all purposes) that it may receive from the Claim (hereinafter referred to as the “Proceeds”) in return for a funding facility sufficient to cover all the expenses associated with the Claim so as to permit PFO continued access to the civil justice system;

WHEREAS, HCM has previously caused Hillair Capital Investment LP (“HCI”) to provide $75,000 to pay certain of PFO’s legal fees and expenses and wishes to cause HCI to make additional Investments (as defined in Section 1 below) in any Recovery received by PFO from the Claim, in accordance with the terms of this Agreement.

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NOW, THEREFORE, it is agreed as follows:

1.             Funding Investment Amount

PFO may from time to time submit to HCM directions to pay, or fund in advance, the legal fees and expenses of Walsh Law Firm (together with any successor Attorney of Record, the “Attorney of Record”) arising in connection with the Lawsuit. Such direction shall include a certification of an officer of PFO that such amounts are to be used by the Attorney of Record solely in connection with the Lawsuit. Subject to Sections 2, and 3 and 15, HCM will cause HCI to pay such legal fees and expenses on PFO’s behalf by wire transfer to the Attorney of Record promptly upon direction from PFO. Each payment made under this Section 1 shall be an “Investment” and the sum of the amount of all Investments made, plus $75,000, shall be referred to collectively as the “Investment Amount.”

2.             Termination as Sole Remedy of PFO.

If for any reason HCM does not cause HCI to pay any legal fees or expenses as provided in Section 1, the sole and exclusive remedy of PFO will be to terminate this Agreement as provided in this Section 2. If PFO desires to terminate this Agreement, it shall give 10 days’ prior notice to HCM, specifying the amount to be paid and stating PFO’s intention to terminate this Agreement if such amount is not paid. If the amount is not paid within such 10 day period, PFO may then give a second notice, whereupon this Agreement shall be terminated and HCI shall have no right to payment under Section 5.

3.             Conditions Precedent to Investment. Each of the following is a condition precedent to HCM causing HCI to make any payment under Section 1.

(a)	HCM shall have received, in form and substance satisfactory to HCM, all releases, terminations and such other documents as HCM may request to evidence and effectuate the termination by the existing lienholders of any interest in and to any assets and properties with respect to the Claim or the Recovery;

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(b)	no material adverse change shall have occurred in the prospects of PFO and no change or event shall have occurred which would impair the ability of PFO to perform its obligations hereunder or under any other agreements to which it is a party or of HCM or HCI to enforce the rights with respect to the Claim or the Recovery;

(c)	HCM shall have completed due diligence of the records and such other information with respect to the Claim, PFO, or any of its affiliates, as HCM may require, the results of which shall be satisfactory to HCM;

(d)	HCM shall have received, in form and substance satisfactory to HCM, all consents, waivers, acknowledgments and other agreements from third persons or parties, which HCM may deem necessary or desirable in order to permit, protect and perfect HCI’s its security interests in and liens upon the Claim and/or the Recovery or to effectuate the provisions or purposes of this Agreement and any other agreements between the parties;

(e)	HCM shall have received evidence, in form and substance satisfactory to HCM, that HCI has a valid perfected first priority security interest in all of the Claim and the Recovery;

(f)	HCM shall have received and reviewed lien, judgment, and background search results for PFO, and any other individual or entity that HCM deems is appropriate, which search results shall be in form and substance satisfactory to HCM;

(g)	HCM shall have received, in form and substance satisfactory to HCM, such opinions of counsel with respect to the Claim and such other matters as HCM may request;

(h)	any and all instruments and documents hereunder shall have been duly executed and delivered to HCM, in form and substance satisfactory to HCM;

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(i)	all representations and warranties contained herein and in the other agreements between the parties shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of the Investment and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

(j)	no law, regulation, order, judgment or decree of any governmental authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or governmental authority, which purports to enjoin, prohibit, restrain or otherwise affect the making of the Investment;

(k)	no law, regulation, order, judgment or decree of any governmental authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or governmental authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Investment, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or (ii) has or could reasonably be expected to have a material adverse effect on the prospects of PFO or would impair the ability of PFO to perform its obligations hereunder or of HCM or HCI to enforce any rights or realize upon the Claim and the Recovery;

(l)	no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of the Investment and after giving effect thereto.

4.            Non-Recourse Investment. Subject to Section 40, PFO hereby acknowledges and confirms that it understands that HCM shall cause HCI to make payments on behalf of PFO pursuant to Section 1 on a non-recourse basis. Subject to Section 40, in the event a final disposition or settlement of the Claim fails to result in a Recovery, as defined herein, then PFO shall have no obligation to make any payment to HCI for any portion of HCI Return, as defined in Section 5 below.

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5.            Payments by PFO to HCM. In consideration for HCM agreeing to cause HCI to invest funds as set forth in Section 1 above, if and only if, a final disposition or settlement of the Claim results in a Recovery to PFO, PFO shall pay (or cause to be paid) to HCI the return (the “HCI Return”) as follows: First, 100% of any Recovery, until HCI has received an amount equal to the Investment Amount; and second, 50% of the amount of any Recovery, in excess of the Investment Amount.

6.            Order of Payments Schedule. All payments made by PFO (or by the Attorney of Record) to HCI shall be made from the total amount of Recovery actually received by PFO and its Attorney of Record. The following order of payments shall apply:

(a)	to HCI; and then

(b)	to PFO and other third-party lien holders, including any statutory, government and/or perfected liens.

7.            Time of Payment. If and when a final disposition or settlement of the Claim(s) results in a Recovery, PFO shall pay (or cause to be paid) to HCI all (or the proportionate share, as the case may be) of its HCI Return in accordance with the Order of Payments Schedule in Section 6 above within three (3) business days following the receipt of the cleared proceeds by PFO’s Attorney of Record. HCI shall be entitled to one hundred percent (100%) of the proceeds of each Claim until the aggregate amount received by HCI equals the amount of HCI Return. If such Recovery is received by PFO in installments over time, then PFO (if necessary, because the amounts of such installments are insufficient to pay all HCI Return) shall pay HCI its respective HCI Return in installments (over the same period of time) in accordance with the Order of Payments Schedule in Section 6 above, until such time as HCI Return (or its proportionate share thereof) shall have been paid in full.

8.            Payments in Trust. If PFO or any representative person or entity receives all or any part of the proceeds from the Recovery, then PFO or representative shall hold those proceeds in trust and shall cause those proceeds to be paid or delivered to HCI within three (3) business days.

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9.            Interest in the Event of Non-Payment. In the event payment is not made to HCI in accordance with Section 7 above for any reason whatsoever, PFO shall pay to HCI interest of twenty-four percent (24%) per annum on any unpaid balances until paid in full.

10.          Security Interest. In order to secure the payment of HCI Return, PFO hereby grants to HCI a security interest in the amount of HCI Return against PFO’s portion of any Recovery. PFO agrees to deliver to HCM each document, instrument of assignment, financing statement, or other writing, which HCM shall reasonably deem necessary or desirable to perfect the security interest granted herein, or otherwise to accomplish the specific purpose of this Agreement. Furthermore, PFO agrees to execute and deliver to HCM an “Assignment” of HCI’ s portion of any Recovery in the form set forth on Schedule “B” attached hereto and made part hereof, within three (3) calendar days hereof. PFO further agrees to execute, acknowledge and deliver such other documents, and take such other actions as are necessary, appropriate and reasonably requested by HCM to document that HCI has a security interest in its portion of the Recovery.

11.          Subsequent Investments. PFO and HCM acknowledge and agree that, from time to time, PFO may desire to sell and HCM may desire to cause HCI to purchase, additional interests in this Claim(s) and any other claims which may be in addition to, or in substitution of, the interests from the Claim(s) purchased hereunder on the date. Any transaction contemplated by this Section 11 shall be evidenced by a separate written instrument.

12.          No Reduction of HCM’s Entitlement. PFO hereby acknowledges and confirms that neither HCM nor HCI is under no obligation to PFO to reduce the amount of HCI Return in the event PFO obtains a recovery from the Claim(s). PFO hereby agrees and covenants with HCM and HCI that PFO has been advised of and agreed to the potential amount of the fees and that neither they nor anyone else on its behalf shall contact HCM of HCI to request a reduction of HCI Return. Any violation of this Section 12 shall increase PFO’s obligation to HCI by fifty percent (50%). Any request by PFO for such a reduction shall constitute an Event of Default.

13.          Multiple Claims. If any Claim results in a Recovery, HCI shall be entitled to receive its entire HCI Return from the proceeds of any and all Claims that result in a Recovery paid to PFO by or on behalf of one or more of the Defendants.

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14.          Right of First Refusal. PFO hereby grants HCM the exclusive right of “first refusal” for any additional funding that PFO may desire with respect to the Claim(s). Failure by PFO to present additional requests for funding to HCM pursuant hereto shall constitute an Event of Default.

15.          Cumulative Limitation on Funding. PFO hereby agrees to limit all advances, including advances previously taken against the Claim, to a total of Two Hundred Fifty Thousand Dollars ($250,000). In the event PFO receives any additional funding with respect to the Claim(s) from any other sources than HCI in violation hereof without HCM’s express written consent, HCI’s entitlement pursuant to this Agreement shall increase by an additional fifty percent (50%). Such a violation by PFO shall also constitute an Event of Default.

16.          No Transfer of Underlying Claim(s). The Parties to this Agreement intend to sell and to purchase the right to receive a portion of the proceeds recovered with respect to the Claim(s). This Agreement does not transfer or convey any right of action, cause of action or claim for relief which PFO may have against any of the defendants in the Claim(s) or any other person or entity arising out of the facts, transactions, occurrences or events which are alleged in, or are the subject of, the complaint, as amended, on file in the Claim(s). Neither HCM nor HCI shall have any right to control, interfere with, or influence the prosecution of the case on behalf of PFO with respect to the Claim(s) or any settlement negotiations that may occur.

17.          No Agents of HCM or HCI. PFO hereby acknowledges and confirms that in the event any broker or intermediary referred it to HCM for funding, such broker or intermediary is an agent of PFO and not an agent of HCM or HCI.

18.          Irrevocable Instructions to Attorney of Record. PFO hereby irrevocably requests, instructs, and directs its Attorney of Record with respect to the Claim(s) to:

(a)	sign this Agreement in the Attorney Acknowledgment and Undertaking section, which is attached to this Agreement as Schedule “E” and made a part hereof, to acknowledge notice of this Agreement and the rights created thereby, to disclose to HCM all assignments, conveyances and transfers of, and liens upon the proceeds and to distribute the proceeds to HCI in compliance with the provisions herein;

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(b)	keep HCM updated regarding any changes affecting this case and to provide detailed updates regarding the case status at HCM's request;

(c)	in the event of any dispute regarding the amount due to HCI, deposit into the client trust account established and controlled by the Attorney of Record the full amount of the Recovery paid to PFO by or on behalf of one or more of the Defendants. Said amount shall remain in the client trust account until resolution of such dispute;

(d)	in the event PFO substitutes another lawyer or law firm as its Attorney of Record with respect to the Claim(s), give HCM immediate written notice thereof by certified mail, return receipt requested, and state the name, address, email and telephone number of PFO’s new Attorney of Record;

(e)	notify HCM in writing if and when PFO enters into an agreement with any Defendant to settle the Claim(s) or any portion thereof, and to notify HCM in writing if and when PFO, or its attorney, receives any proceeds from the Claim(s);

19.          New Attorneys of Record. If PFO substitutes another lawyer or law firm as its Attorney of Record with respect to the Claim(s), PFO hereby irrevocably requests and instructs its new attorney(s) to:

(a)	acknowledge this Agreement by signing it in the appropriate space below and to distribute the Recovery in accordance with this Agreement;

(b)	keep HCM updated regarding any changes affecting this case and to provide detailed updates regarding the case status at HCM’s request;

(c)	notwithstanding anything to the contrary, strictly comply with all obligations contained in and derived from this Agreement, including any exhibits, schedules, appendices and acknowledgments.

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20.          Notification of HCM. PFO promises and agrees to promptly notify HCM in writing if and when PFO enters into an agreement with any Defendant to settle the Claim(s) or any portion thereof, and to notify HCM in writing if and when PFO, or its attorney, receives any proceeds from the Claim(s).

21.          Notification of Defendant. HCM reserves the right to notify the Defendant(s) and/or the Defendant(s)’ attorney(s) and/or the Defendant(s)’ insurance company(s) regarding the existence and amount of PFO’s obligations in connection with this Agreement and furnish them with a copy of this Agreement.

22.          Other Liens. PFO hereby represents and warrants to HCM that it does not have any notice or knowledge of any liens upon the proceeds with respect to the Claim(s), and it has not assigned, transferred or conveyed any right to any portion of the proceeds to any person or entity, except as provided in the Attorney Acknowledgement section below.

23.          Bankruptcy. In the event PFO commences, or has commenced against it, any case (or other proceeding) pursuant to any bankruptcy, insolvency or similar law prior to HCI’s receipt of its HCI Return, PFO shall cause HCI Return to be described as an asset of HCI in any oral or written communications, including, but not limited to, any schedule or other document, made or filed in connection with any such case or proceeding. In no event shall PFO permit HCI’s interest in any Recovery to be described as a debt or obligation of PFO to HCI in any such communication.

24.          Retention of New or Additional Attorney(s). PFO shall notify HCM in writing within five (5) calendar days after PFO contracts or retains a new or additional attorney(s) to handle the Claim(s), if such contracts or retainer agreements are entered into prior to HCI’s receipt of all of its HCI Return. Such notice shall include the name, address, email and telephone number of said attorneys and, subject to Section 25 hereunder, any percentage interest in the Recovery (if applicable) offered to compensate said attorneys. PFO’s failure to comply with this Section shall increase PFO’s obligation to HCI by fifty percent (50%).

25.          Payments to New Attorneys. Any compensation offered by PFO or any of its affiliates to any additional or substituted attorneys on a contingency basis shall be expressly approved by HCM in writing, which approval may be withheld by HCM at HCM’s sole and absolute discretion.

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26.          Waiver of Conflicts. PFO hereby waives any conflicts of interest that may arise as a result of the Attorney of Record’s compliance with the rights and obligations created by this Agreement.

27.          Confidentiality. Any party that discloses confidential information (the “Confidential Information”) to any other party shall be referred to as the “Disclosing Party.” Any party that receives Confidential Information from any Disclosing Party shall be referred to as the “Recipient.” The Parties agree to treat confidentially all information disclosed pursuant to this Agreement and further agree as follows:

27.1. The Recipient agrees and acknowledges that all Confidential Information provided to it and shall remain at all times the exclusive property of and owned by the Disclosing Party and the Recipient’s use or a awareness of such Confidential Information shall create no rights, at law or in equity, in the Recipient in or such information, or any aspect of embodiment thereof. Neither the execution of this Agreement nor the funding relating to any Confidential Information hereunder, shall be license to distribute or title to any patent, trademark, service mark, business and trade secret or other propriety right to such Confidential Information, or to use such Confidential Information for any purpose other than as specified in this Agreement or to constitute a waiver of any attorney-client privilege or work product protection.

27.2. The Recipient shall not for any reason, during the term of this Agreement and for a period of two (2) years following termination of this Agreement, disclose use, reveal report, publish, transfer, or make available, directly or indirectly to any person other than its any Confidential Information provided to it except in connection with the performance of its obligations under this Agreement or as permitted by the Disclosing Party.

27.3. For the avoidance of doubt, no press release or other announcement concerning the existence of this Agreement, the funding of the Claim(s) under this Agreement, or the identity of HCM or its affiliates, shall be made by PFO or HCM without the prior written consent of the other.

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27.4. The Recipient shall ensure that the Confidential Information it received is not divulged or disclosed to any Person except its Representatives who have a “need to know” such information. The Recipient shall be solely responsible for its and its Representatives’ failure to comply with, and shall ensure its Representatives’ compliance with the provision of this Agreement.

27.5. The Recipient recognizes and agrees that (i) the covenants and agreements contained in this Agreement are reasonable and necessary to protect and preserve the interests proprieties of the Disclosing Party, (ii) irreparable loss and damage will be suffered be the Disclosing Party should the Recipient breach any such covenants and agreement, (iii) each such covenants and agreements separate, distinct and severable from the other and remaining provisions of this Agreement, (iv) if any such covenant is found by a court of competent jurisdiction to be overly broad in any respect, the Recipient desires and directs that such covenant be amended by such court to a reasonable breadth, and (v) in addition to other remedies available to it, the Disclosing Party shall be entitled to both temporary and permanent injunction to prevent a breach of completed breach by the Recipient or any of its Representatives of any such covenants or agreements.

27.6. The Recipient further agrees not to reproduce or in any manner copy the Confidential Information, in whole or in part, except for its own internal use for the purpose of this Agreement and then only under circumstances designed to ensure the full and complete protection of the Confidential Information as contemplated hereby.

27.7. PFO agrees that, within thirty (30) calendar days following the termination of this Agreement, it shall destroy or return all HCM Confidential Information to HCM, and PFO shall not for any reason retain or use any such HCM Confidential Information or any copies thereof.

27.8. In the event one of the Parties receives a request, including without limitation a subpoena, civil investigation demand or similar process, for the production of Confidential Information (a “Request”), that party, before complying with such Request, will first promptly provide written notification, including a copy of the Request, to the other party. If, upon such notice, any party elects to contest the requested disclosure (all such contests being at the contesting party’s expenses and control), no party shall make any disclosure until such time as a final, non-appealable or non-stayed order has been entered compelling such disclosure. Should the Disclosing Party not contest the required disclosure, the Recipient shall not have any obligation to do so; the Recipient may, however, contest the required disclosure even if the Disclosing Party elects not to do so. If notice to the Disclosing Party is prohibited by law, the Recipient will make a good faith effort to contest the disclosure if appropriate and to obtain agreement or confidential treatment of the Confidential Information prior to Recipient’s disclosure.

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28.           Power of Attorney. PFO hereby irrevocably appoints HCM as its true and lawful attorney-in-face, in its name, place and stead, with full powers to request and receive all information related to the Claim(s) from any sources, including but not limited to, medical providers, attorneys, insurance companies, law enforcement, and government organizations. This power of attorney is irrevocable and shall remain in full force and be binding on PFO and any affiliates until HCI receives its HCI Return in accordance with the terms of this Agreement.

29.           Representations and Warranties of PFO. PFO hereby makes the following representations and warranties to HCM and HCI:

(a)	PFO is a company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all power and authority required to carry on its business as now conducted;

(b)	The execution, delivery and performance by PFO of this Agreement are within PFO’s corporate powers and have been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and binding agreement of PFO enforceable against it in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and (ii) subject to the limitations imposed by general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity;

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(c)	The execution, delivery and performance of this Agreement do not and shall not (i) contravene or conflict with the charter, bylaws or other organizational documents of PFO, or (ii) constitute a default under, or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit that may affect HCM’s or HCI’s rights under this Agreement;

(d)	all information furnished by or on behalf of PFO in writing to HCM in connection with this Agreement or any transaction contemplated hereby or thereby is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse effect on the business, assets or prospects of PFO, which has not been fully and accurately disclosed to HCM in writing;

(e)	PFO has received independent legal advice on the terms and effect of this Agreement;

(f)	PFO is the sole and beneficial owner of, and have good title to, the Claim(s) free and clear of any (a) mortgage, pledge, lien, charge, hypothecation, right of set-off or counterclaim, security interest or other encumbrance, security agreement or trust securing any obligation of any person or arrangement of any kind; (b) purchase or option agreement or arrangement; (c) subordination agreement or arrangement; (d) agreements to create or effect any of the foregoing or which have a similar or analogous nature or effect, in each case other than disclosed to HCM in writing;

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(g)	PFO has not made or entered into any prior assignment, trust arrangement, security, sale, transfer, or sub-participation or equivalent interest in the Claim(s), other than as previously disclosed to HCM in writing;

(h)	PFO has not taken any steps or executed any documents which would materially or adversely affect the Claim(s) or the recoverability of the Recovery other than as previously disclosed to HCM in writing;

(i)	PFO has not engaged in any acts or conduct or made any material omissions, agreements or arrangements, that would result in HCI receiving proportionally less payments or less favorable treatment with respect to the Claim(s) or the Recovery than any other PFO or litigant (including PFO) pursuing or enforcing such Claim(s) or Recovery other than as previously disclosed to HCM in writing;

(j)	PFO has not set-off or agreed to set-off any amounts against the Claim(s) or the Recovery and no rights of set-off, or similar rights against PFO exist which will permit any set-off or counterclaim against the Claim(s) and/or Recovery other than as previously disclosed to HCM in writing;

(k)	such PFO has not received any written notice and are not otherwise to the best of its knowledge aware that the Claim(s) or Recovery or any portion thereof are subject to an impairment or is otherwise invalid or void, other than as previously disclosed to HCM in writing;

(l)	PFO has no bankruptcy or insolvency proceedings outstanding against it;

(m)	to the best knowledge of PFO, PFO has disclosed to HCM all documentation and other information in its possession or control relevant to PFO, and there is no information in the knowledge, possession or control of PFO that is or is reasonably likely to be material to HCM’s assessment of the Claim(s) that has not been disclosed to HCM, and PFO believes that the Claim(s) is/are meritorious and likely to prevail;

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(n)	there are no agreements (whether in writing or oral) between PFO and another person(s) or entity or entities to grant a contingent interest in, or to grant a right of payment determined by reference to, the Recovery or the proceeds with respect to the Claim(s) thereof in favor of any party except HCI;

(o)	PFO has not failed to disclose to HCM any fact or facts of which it is aware that would, if HCM had been so advised, be reasonably expected, individually or in the aggregate, to have led HCM not to enter into this Agreement;

(p)	no fraud has been perpetrated by PFO or any affiliate in connection with this Agreement or the Claim(s).

30.           Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other agreements between the Parties shall survive the execution and delivery of this Agreement. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which shall now or hereafter give, or cause to be given, to HCM and/or HCI.

31.           Common Interest. The Parties acknowledge and mutually represent to each other that it is their common purpose in executing this Agreement to enable PFO to pursue its Claim(s). The Parties further agree that this common purpose and all steps and actions required to achieve this common purpose, including but not limited to any and all steps and actions require in accordance with PFO’s obligation to cooperate with HCM and HCI as set forth herein, are of the essence of this Agreement.

32.           Authority to Settle Claim. The Parties acknowledge that their common interest is served by settling the Claim(s) for a commercially reasonable amount in the context of the damage done by the Defendant(s). In that context, notwithstanding anything to the contrary contained in this Agreement, PFO may at any time without the consent of HCM or HCI, either settle or refuse to settle the Claim(s) for any amount.

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33.           No Encumbrances. PFO shall not create, and shall not permit anyone else to create or permit to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature in the Claim(s), the Recovery and/or HCI Return. PFO shall not, and will not allow any other party (except HCI or HCI’s assignee, if applicable) to take funds away from the Claim(s) and/or the Recovery and/or HCI Return. PFO will not do anything else to affect the Claim(s) and/or the Recovery and/or HCI Return. PFO will not do anything to allow anyone else to do anything that could in any way hurt or lessen HCM’s or HCI’s rights under this Agreement. PFO shall, as reasonably requested by the Attorney of Record, lend its name to all required actions and steps in relation to the Claim(s), and shall execute all papers and documents and shall render assistance to HCM so as to secure to HCM and HCI the benefits, rights and causes of action contained in this Agreement. Any violation of this Section 33 shall constitute an Event of Default.

34.           PFO’s Cooperation. PFO further irrevocably instructs the Attorney of Record to keep HCM fully and continually informed of all material developments (including the matters set forth below) and to provide HCM with copies of all material documents. PFO and HCM agree that the Attorney of Record may not disclose information or documents that the Attorney of Record reasonably believes could jeopardize any privilege (including, but not limited to, the attorney-client privilege) of PFO. Any violation of this Section 34 shall constitute an Event of Default. In furtherance of the foregoing, PFO shall, as requested by HCM:

(a)	cooperate with the Attorney of Record and HCM in all material matters pertaining to the Claim(s) and devote sufficient time and attention as is reasonably necessary to conclude the Claim(s);

(b)	provide to the Attorney of Record all material documentation necessary to further the Claim(s);

(c)	submit to examination by the Attorney of Record for the preparation of written statements, subscribe to the same under oath if required, consult with the Attorney of Record and its designees as they reasonably require for purposes of pursuing the Claim(s) or enforcing or settling the Claim(s) and appear at any proceeding or hearings (including hearings located abroad) reasonably required in connection with such statements or the Claim(s) generally; and

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(d)	using PFO’s reasonable efforts and subject to any relevant legal rules, cause all persons related to the Claim(s), including PFO’s lawyers, to submit to examination by the Attorney of Record for the preparation of statements, to subscribe to the same under oath if required, to consult with the Attorney of Record as they reasonably require for purposes of pursuing the Claim(s) or enforcing or settling the Claim(s) and to appear at any hearings (including hearings located abroad) reasonably required in connection with such statements or the Claim(s) generally.

34.           No Further Action by PFO. PFO agrees and undertakes not to initiate any action, suit or arbitration proceeding separate from the Claim(s) against any Defendant or take any other step that is reasonably likely to have a materially adverse effect on the Claim(s).

35.           Non-Circumvention. PFO agrees that they shall not directly or indirectly interfere with, circumvent, or attempt to circumvent, avoid, by-pass, or obviate the interest of HCI contemplated hereby in any way whatsoever. Any violation of this Section 36 shall increase PFO’s obligation to HCI by fifty percent (50%). Any attempt by PFO to circumvent HCM or HCI shall constitute an Event of Default.

36.           No Interpleader. PFO agrees not to instruct, cause, or otherwise permit the Attorney of Record, or any other attorney, agent, representative, entity, or person to interplead or otherwise deposit with any state or federal court or tribunal any funds or proceeds from the Claim unless such interpleader is expressly initiated or requested in writing by HCM. Any violation of this Section 37 shall increase PFO’s obligation to HCI by fifty percent (50%). Any attempt to interplead the funds shall constitute an Event of Default.

37.           Obligation to Cooperate is of the Essence. The Parties acknowledge and agree that PFO’s obligation to cooperate as set forth in Section 34 is of the essence of this Agreement and is a condition thereof and a continuing obligation and that any material breach thereof that has a material adverse effect on the value of the Claim(s) shall constitute an Event of Default.

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38.           Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default,” and collectively as “Events of Default:”

(a)	PFO fails to pay when due any of HCI Return;

(b)	any representation, warranty or statement of fact made by PFO to HCM or HCI in this Agreement, any other agreements between the Parties, schedules, confirmatory assignments or otherwise shall when made or deemed made be false or misleading in any material respect;

(c)	PFO revokes, terminates, breaches or otherwise fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement in favor of HCM or HCI;

(d)	a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by PFO, and such petition or application is not dismissed within thirty (30) calendar days after the date of its filing;

(e)	any material provision hereof shall for any reason cease to be valid, binding and enforceable with respect to any Party hereto in accordance with its terms, or any such Party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein shall cease to be a valid and perfected first priority security interest in the Claim(s), the Recovery, and HCI Return purported to be subject thereto (except as otherwise permitted herein or therein);

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(f)	the indictment by any governmental authority, or as HCM may reasonably and in good faith determine, the threatened indictment by any governmental authority of any director or officer of PFO;

(g)	there shall be an event of default under any of the other agreements between the Parties;

(h)	HCI shall fail to have a first priority perfected security interest in the Claim(s) and the Recovery as a result of action taken by PFO or any of its respective affiliates;

(i)	PFO requests HCI to reduce the amounts to which it is entitled pursuant to this Agreement in violation of Section 12;

(j)	PFO fails to offer HCM the right of first refusal in violation of Section 14;

(k)	PFO violates the cumulative funding restrictions contained in Section 15;

(l)	PFO violates the restrictions on encumbrances contained in Section 33;

(m)	PFO fails to cooperate as set forth in Section 34;

(n)	PFO attempts to circumvent HCM or HCI in violation of Section 36;

(o)	PFO or the Attorney of Record interpleads any of the Recovery in violation of Section 37;

(p)	PFO accepts or attempts to accept or negotiate offer of settlement or receive recovery from any of the Defendants or the Defendants’ attorneys without prior disclosure to its Attorney of Record;

(q)	PFO acts in bad faith.

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39.           Rights and Remedies. In addition to any rights and remedies HCM or HCI is entitled to, whether in law or equity, HCM and HCI shall also have the rights and remedies set forth below.

(a)	At any time an Event of Default exists or has occurred and is continuing, HCM and HCI shall have all rights and remedies provided in this Agreement and other applicable law, all of which rights and remedies may be exercised without notice to or consent by PFO, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to HCM or HCI hereunder, or other applicable law, are cumulative, not exclusive and enforceable, in HCM’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by PFO of this Agreement or any of the other agreements between the Parties. HCI may, at any time or times, proceed directly against PFO to collect HCI Return without prior recourse to the Claim(s).

(b)	The non-recourse limitation of Section 4 shall not apply and PFO shall become liable to HCI for any and all obligations contained in this Agreement at any time an Event of Default exists or has occurred and is continuing.

(c)	Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, HCM may, in its discretion and without limitation, (i) accelerate the payment of all obligation and demand immediate payment thereof to HCI provided, that, upon the occurrence of any Event of Default described in Section 39 above, all obligations, including HCI Return, shall automatically become immediately due and payable from PFO), (ii) cease and revoke its Capital Commitment and funding obligations pursuant to Section 1 of this Agreement, and/or (iii) terminate this Agreement, provided that all of HCM’s and HCI’s rights and remedies in respect of any Event of Default shall survive any such termination.

(d)	HCM, in its sole and absolute discretion, reserves the right to cease and revoke the funding obligations pursuant to Section 1 of this Agreement in the event of any unfavorable procedural or substantive outcome occurred in furtherance of the Claim(s). This includes but is not limited to any motions, petitions, verdicts, judgments, orders or appeals granted or entered in favor of the Defendants, whether fully or partly, or any other events unfavorable to PFO.

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40.	Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)	The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between the Parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

(b)	Subject to the Arbitration Provision contained in Section 42 below, PFO and HCM irrevocably consent and submit to the jurisdiction of the state courts of California, Sacramento County and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or in any way connected with or related or incidental to the dealings of the Parties hereto in respect of this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that HCM shall have the right to bring any action or proceeding against PFO or its property in the courts of any other jurisdiction which HCM deems necessary or appropriate in order to realize on the collateral or to otherwise enforce its of HCI’s rights against PFO or its property).

(c)	PFO hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) calendar days after the same shall have been so deposited in the U.S. mails, or, at HCM’s option, by service upon PFO, as applicable, in any other manner provided under the rules of any such courts. Within thirty (30) calendar days after such service, PFO shall appear in answer to such process, failing which PFO shall be deemed in default and judgment may be entered by HCM against PFO for the amount of the claim and other relief requested.

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(d)	PFO AND HCM EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PFO AND HCM EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PFO OR HCM MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)	HCM shall have no liability to PFO or (whether in tort, contract, equity or otherwise) for losses suffered by PFO in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on HCM that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of HCM. In any such litigation, HCM shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Except as prohibited by law, PFO waives any right which it may have to claim or recover in any litigation with HCM any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. HCI shall have no liability hereunder or in connection herewith. PFO: (i) certifies that neither HCM nor HCI, nor any representative, agent or attorney acting for or on behalf of either of them has represented, expressly or otherwise, that HCM or HCI would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement and (ii) acknowledge that in entering into this Agreement HCM is relying upon, among other things, the waivers and certifications set forth herein.

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41.           Arbitration. Any dispute, claim or controversy arising out of or relating in any way to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including any determination regarding the scope or applicability of this agreement to arbitrate, shall be determined by mandatory, final and binding arbitration before a single arbitrator. The place of arbitration shall be in San Francisco, California. The arbitrator shall be a practicing attorney licensed to practice law in the state of California. The arbitration shall be administered by the American Arbitration Association (“AAA”) pursuant to AAA rules and procedures. All arbitration fees and costs, including any upfront costs and application fees, shall be borne by both parties in equal shares. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. In any arbitration arising out of or related to this Agreement, the arbitrator(s) is/are empowered to award punitive or exemplary damages. In any arbitration arising out of or related to this Agreement, there shall be no interrogatories or requests to admit. The Parties acknowledge that this Agreement evidences a transaction involving interstate commerce and further agree that any arbitration(s) arising from or in relationship to this Agreement is/are to be administered as a commercial matter(s) under the Commercial Rules.

42.           Waiver of Notices. PFO hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Claim, the Recovery, HCI Return, and any and all other demands and notices of any kind or nature whatsoever with respect to the Claim, the Recovery, HCI Return, and this Agreement, except such as are expressly provided for herein. No notice to or demand on PFO, which HCM may elect to give shall entitle PFO to any other or further notice or demand in the same, similar or other circumstances.

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43.           Consultation with Attorney. PFO has had an opportunity to review this Agreement and any other agreements between the Parties with its attorneys, accountants and/or advisors besides the Attorney of Record and has a complete understanding of this Agreement and any other agreements between the Parties. PFO understands and agrees that such attorneys, accountants and/or advisors (including any insurance producer) who is advising, or assisting in connection with the transactions contemplated by this Agreement and any other agreements between the Parties is not acting as an agent of HCM or HCI. Neither PFO has relied upon any advice from HCM, HCI or any affiliate of either of them, regarding its involvement in this transaction, and has not received and is not relying on any oral or written representations from any person that are inconsistent with or contrary to the information contained in this Agreement and any other agreements between the Parties. PFO is signing this Agreement and any other agreements among the Parties freely and voluntarily and is of sound mind and not subject to any constraint or undue influence, and has never been the subject to any mental health or mental competency proceeding or other proceeding or hearing with respect to which either PFO’s competency or capacity to contract is or was an issue.

44.           Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of HCM, and as to amendments, as also signed by an authorized officer of PFO. Neither HCM nor HCI shall, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of HCM. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by HCM of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which HCM would otherwise have on any future occasion, whether similar in kind or otherwise.

45.           Waiver of Counterclaims. PFO waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Claim(s), the Recovery, HCI Return or any matter arising therefrom or relating hereto or thereto.

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46.           Indemnification. PFO shall, jointly and severally, indemnify and hold HCM, HCI, and their directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless may be unenforceable because it violates any law or public policy, PFO and shall, jointly and severally, pay the maximum portion which it is permitted to pay under applicable law to HCM or HCI in satisfaction of indemnified matters. The foregoing indemnity shall survive the payment of HCI Return and the termination or non-renewal of this Agreement.

47.           Termination. This Agreement is to become effective as of the effective date first mentioned above after it has been signed by all Parties and acknowledged by the Attorney of Record. This Agreement and any Assignment automatically terminates after PFO pays to HCI all amounts due to HCI, pursuant to the terms of this Agreement, for its HCI Return.

48.           Term. No termination of this Agreement shall relieve or discharge PFO of its respective duties, obligations and covenants under this Agreement until HCI Return has been fully and finally discharged and paid, and HCI’s continuing security interest in the Recovery, the Claim(s) and/or HCI Return and the rights and remedies of HCM and HCI hereunder, under applicable law, shall remain in effect until all such HCI Return has been fully and finally discharged and paid.

49.           Corporate Resolution and Approval. PFO hereby confirms that this Agreement was approved and authorized by the board of directors of the Corporation in accordance with Schedule “C;”

50.           Approval by Shareholders. PFO hereby confirms that this Agreement was approved and authorized by the sole shareholder of the Corporation in accordance with Schedule “D.”

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51.           Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by email, telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) business days after mailing. All notices, requests and demands upon the Parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section 51.

If to PFO:

PFO Global, Inc.
7501 Esters Blvd., Suite 100
Irving, TX 75063

If to HCM (and if to HCI, in care of HCM at):

Hillair Capital Management LLC 345 Lorton Avenue, Suite 303
Burlingame, CA 94016
Attention: Sean M. McAvoy
email: seanm@hillaircapital.com

With a copy (which shall not constitute notice) to:

Thompson Hine LLP
3900 Key Center
127 Public Square
Cleveland, OH 44114
Attn: David D. Watson
email: david.watson@thompsonhine.com
facsimile: 216.566.5800

52.           Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the Parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

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53.           Successors. This Agreement, any other agreements between the Parties and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by HCM and HCI, as the case may be, PFO and its respective successors and assigns, except that PFO may not assign its rights under this Agreement and any other document referred to herein or therein without the prior written consent of HCM. HCM may, after notice to PFO, assign its rights and delegate its obligations under this Agreement and further on behalf of HCI may assign, or sell participations in, all or any part of the Investment or HCI Return or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were HCM or HCI hereunder, except as otherwise provided by the terms of such assignment or participation.

54.           HCI and HCM.

HCI is an intended third party of all of the rights and remedies provided to it hereunder, able to exercise such rights and remedies as if a party hereto. HCI has no duties or obligations whatsoever to PFO under this Agreement or otherwise. HCM has the right, power and authority to act on behalf of HCI to exercise any and all of its rights and remedies hereunder. PFO is entitled to rely on any act of HCM as binding on HCI.

55.           Entire Agreement. This Agreement, any supplements hereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the Parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

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56.           Counterparts, Headings, Etc. This Agreement or any of the other agreements between the Parties may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement. The headings in this Agreement are for convenience or reference only and shall not govern the interpretation of the provisions of the Agreement.

57.           No Legal Capacity. PFO acknowledges that by entering into this Agreement, HCM is not acting in a legal capacity, and nothing contained herein shall constitute legal advice from HCM.

IN WITNESS WHEREOF, PFO and HCM hereby execute this Agreement as of the effective date first written above.

PRO FIT OPTIX, INC.

/s/ Brigitte Rousseau

By:    Brigitte Rousseau

Title: Chief Financial Officer

State of Texas	)
)SS:
County of Denton	)

On this 4th day of March 2016 before me a notary public, the undersigned officer, personally appeared [name], known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

In witness hereof, I hereunto set my hand and official seal.

Regi J. Thomas

Notary Public

HILLAIR CAPITAL MANAGEMENT LLC

/s/ Sean M. McAvoy

Sean M. McAvoy, Managing Member

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SCHEDULE “A”

attached and made a part of that certain

CLAIM INVESTMENT AGREEMENT

(a)	Recovery shall mean and include all of PFO’s right, title and interest in and to all settlements, judgments and awards from any court, agency or other government authority, or from any arbitrator, and all other gross amounts, that shall at any time be granted to, recovered by or paid to PFO as the direct or indirect result of the pending Claim(s) (including any appeals taken therefrom or any settlement thereof) which PFO filed against the Defendants and any other defendants that may be added or substituted; and

(b)	Recovery shall also include any and all direct or indirect options and rights arising from or otherwise relating to, any additions, extensions, renewals, refinancings, and/or other modifications, replacements of, increases in, profits, interest, dividends, stocks, bonds, repurchase agreements, certificates of deposit, any other financial instruments, distributions and other income and payments on account of proceeds of any replacement, release, surrender, discharge, exchange, conversion, arrangement or other transfer, in kind payment, collection or sale, lease or other disposition of any of the things referred to in clause (a) above, whether arising from any action taken by PFO or otherwise; and

(c)	Recovery shall also include all proceeds and products of any of the things referred to in clauses (a) and (b) above;

(d)	In the event any recovery is received using in-kind payment, PFO and HCM agree that HCM shall be the valuation agent for purposes of this Agreement.

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“SCHEDULE “B”

attached to and made a part of that certain

CLAIM INVESTMENT AGREEMENT

“ASSIGNMENT OF CASH RECOVERY”

Pro fit Optix, Inc (“PFO”) hereby makes this Assignment of Recovery (this “Assignment”) on the following terms:

1.	Capitalized terms used in the Assignment and not defined in context shall have the respective meanings give to such terms in that certain Claim Investment Agreement (the “Claim Investment Agreement”) dated _______________, ___.2016 between PFO and Hillair Capital Management LLC (“HCM”).

2.	PFO hereby assigns, transfers and sets over to Hillair Capital Investment L.P. (“HCI”) its right, title and interest in and to any Recovery actually received by PFO from the Claim(s) filed by PFO and more fully described in Schedule “A” attached hereto and made a part hereof, as continuing and collateral security for the payment of obligation due and owing by PFO to HCI, its successors, heirs or assigns, pursuant to that certain Claim Investment Agreement (the “Claim Investment Agreement”). PFO hereby acknowledges that this Assignment is intended to, and shall vest in HCI a present right to any Recovery to the extent that the obligation is actually due and owing to HCI pursuant to the Claim Investment Agreement.

3.	PFO hereby authorizes and instructs Walsh Law Firm, or any of their successors and assigns, and any attorney subsequently engaged by PFO with respect to the Claim(s), whether in addition to or in substitution for any of the aforementioned lawyers, or their successors, heirs and assigns, to recognize HCI’s rights herein set forth, whether or not notice thereof was given by HCI to attorney, and pay to HCI from and out of any Recovery, any amount due and owing from PFO to HCI pursuant to the Claim Investment Agreement. PFO hereby acknowledges and agrees that HCI (or HCM acting on HCI’s behalf) shall be authorized to file an executed copy of this Assignment of Recovery with any attorney for the purpose of providing notice of the existence of this Assignment and its rights hereunder.

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4.	Upon payment to HCI of its share of the Recovery in full satisfaction of PFO’s obligations under the Claim Investment Agreement, this Assignment will become void and of no further effect. This Assignment shall be binding upon PFO and its successors and assignees, and shall inure to the benefit of, and be enforceable by, HCI and its successors and assignees.

5.	This Assignment shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflict of laws.

[signatures appear on the following page]

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IN WITNESS WHEREOF, PFO and HCM hereby execute this Assignment as of the dates set forth below:

PRO FIT OPTIX, INC.

/s/ Brigitte Rousseau

By:     Brigitte Rousseau

Title:  Chief Financial Officer

State of Texas	)
)SS:
County of Denton	)

On this 4th day of March 2016 before me a notary public, the undersigned officer, personally appeared Brigitte Roussean, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

In witness hereof, I hereunto set my hand and official seal.

Regi J. Thomas

Notary Public

HILLAIR CAPITAL MANAGEMENT LLC

/s/ Sean M. McAvoy

Sean M. McAvoy, Managing Member

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SCHEDULE “C”

attached to and made a part of that certain

CLAIM INVESTMENT AGREEMENT

“CERTIFICATE OF CORPORATE RESOLUTION APPROVING AND

AUTHORIZING THE UNDERLYING CLAIM INVESTMENT AGREEMENT”

I, Brigitte Rousseau, Chief Financial Officer of the Corporation, organized and existing under the laws of Wyoming and having its principal place of business at 7501 Esters Blvd., Suite 100, Irving, TX 75063, hereby certify that the following is a true copy of a resolution adopted by the board of directors of the Corporation on March 4, 2016, and that such resolution is now in full force and effect and is in accordance with the provisions of the charter and by-laws of the Corporation.

RESOLVED: That the Claim Investment Agreement in the form presented to the Board of Directors be, and hereby is, approved; that the President of the Corporation be, and hereby is, authorized and directed in the name and on the behalf of the Corporation to executed and deliver the Claim Investment Agreement; and that the officers of the Corporation be, and hereby are, authorized and direct to do, and to cause to be done, all things necessary or desirable to cause the Corporation to fully and timely perform its obligations under the Claim Investment Agreement.

RESOLVED: That the Corporation is hereby authorized to accept the funding from Hillair Capital Investment L.P. in accordance with the Claim Investment Agreement.

I further certify that this Corporation is duly organized and existing, and has the power to take the action called for by the foregoing resolution.

/s/ Brigitte Rousseau	March 4, 2016
Name: Brigitte Rousseau Title: Chief Financial Officer	Date

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THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

SCHEDULE “D”

attached to and made a part of that certain

CLAIM INVESTMENT AGREEMENT

“SHAREHOLDER AFFIDAVIT”

The undersigned Brigitte Rousseau, being duly sworn deposes and says:

That I am the Chief Financial Officer of PFO Global, Inc, a Wyoming corporation (the “Company”), having their principal place of business at 7501 Esters Blvd., Suite 100, Irving, TX 75063

That the Company is the record and beneficial owner of 100% of the outstanding shares of stock of Pro Fit Optix, Inc. (“PFO”)

That the Company has taken all necessary corporate action to approve the execution, delivery and performance of the Claim Investment Agreement, dated as of even date herewith, between PFO and Hillair Capital Management LLC.

IN WITNESS WHEREOF I have executed this affidavit this 4th day of March, 2016

Brigitte Rousseau

Brigitte Rousseau

State of Texas	)
)SS:
County of Denton	)

Sworn to before me

this 4th day of March 2016

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Regi J. Thomas

Notary Public

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

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SCHEDULE “E”

attached to and made a part of that certain

CLAIM INVESTMENT AGREEMENT

“ATTORNEY ACKNOWLEDGMENT AND UNDERTAKING”

Jim Walsh, of Walsh Law Firm, an attorney duly licensed to practice law in the state of California, hereby issues this Attorney Acknowledgment and Undertaking as the Attorney of Record with respect to the Claim(s), as set forth in this Agreement:

1.	I acknowledge notice of the provisions of the foregoing Agreement, including without limitation the assignment and lien set forth therein, and agree to disburse in compliance therewith the Recovery, if any, recovered on behalf of Pro fit Optix, Inc. (“PFO”) with respect to the Claim(s).

2.	I acknowledge, confirm and represent to HCM that I am the custodian of HCI’s funds upon obtaining a recovery on behalf of PFO with respect to the Claim(s), and shall owe a fiduciary duty to HCI. We shall not distribute any funds or make any payments to PFO prior to satisfying HCI’s lien in full.

3.	I acknowledge, confirm and represent to HCI that I shall take no steps to circumvent the rights and obligations set forth in this Agreement in any way whatsoever.

4.	I acknowledge that the power of attorney issued by PFO in favor of HCI pursuant to Section 28 hereof is a duly authorized and valid instrument.

5.	I acknowledge and agree to be bound by the terms of Sections 6, 36, 41, and 42 of the underlying Claim Investment Agreement. Furthermore, any dispute, claim or controversy arising out of or relating in any way to this Agreement, including this Attorney Acknowledgement and Undertaking, or the breach, termination, enforcement, interpretation or validity thereof, including any determination regarding the scope or applicability of this agreement to arbitrate, shall be determined by mandatory, final and binding arbitration

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6.	I acknowledge and confirm to HCM and HCI that HCI is under no obligation to reduce its lien or HCI Return in the event a recovery is obtained on behalf of PFO.

7.	In the event of any dispute between PFO and HCM or HCI regarding PFO’s obligations to HCI and/or the amount due to HCI, I hereby acknowledge PFO’s irrevocable instructions and agree to deposit into our client trust account the full amount of the proceeds from the Claim(s) paid to PFO by or on behalf of one or more of the Defendants. Said amount shall remain in our client trust account until resolution of such dispute.

8.	I agree not to interplead any part of the Recovery unless such interpleader is expressly initiated or requested in writing by HCM.

9.	I agree to deposit any Investment paid by HCI into my client trust account and use such Investment only for paying the cost and expenses associated with prosecuting the Claim.

10.	I agree to conspicuously mark PFO’s file to reflect the existence of HCI’s lien.

11.	I represent to HCM and HCI , as defined in this Agreement, that I have not been given any notice of liens, assignments, transfers or conveyances of any portion of the Recovery from the Claim(s) except as set forth herein.

12.	In the event I am terminated as PFO’s Attorney of Record with respect to the Claim, I shall give HCM immediate written notice thereof both by certified mail, return receipt requested, and via email, and state the name, address and telephone number of PFO’s new attorney. Pursuant to Section 34 of the underlying Claim Investment Agreement, at HCM’s request, I hereby agree to keep HCM updated regarding any changes affecting this case and to provide detailed written monthly updates regarding the case status, including any new contact information for PFO.

13.	To the best of my information, knowledge and belief, (i) the provisions of the underlying Claim Investment Agreement do not violate any law, regulation, order, judgment or decree of any governmental authority, (ii) no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or governmental authority, which purports to enjoin, prohibit, restrain or otherwise affect the making of the Investment, (iii) such Investment is not against public policy.

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14.	I hereby inform HCM that liability is contested in this case, there are no assurances that PFO will prevail, and there is substantial uncertainty as to the amount, if any, PFO may recover.

Please list all known liens below. If none, so state. This section must be completed by PFO’s Attorney of Record only.

NAME	AMOUNT	DATE

/s/ Jim Walsh

Jim Walsh

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